Press Release	Source: Anavex Life Sciences Corp.

Anavex further strengthens Board of Directors
Tuesday June 3, 10:58 am ET

ATHENS, GREECE, June 3 /PRNewswire-FirstCall/ - Anavex Life Sciences Corp. ("ANAVEX") (OTCBB: AVXL - News) today announced the appointment of David L. Tousley, CPA, MBA, to its Board of Directors. Mr. Tousley is an accomplished professional with many years of experience as a senior financial and operations executive in start-up and established pharmaceutical companies. He is currently serving as a financial consultant specializing in strategic planning and management, corporate governance and business development.

"ANAVEX is pleased that David has agreed to join our board, bringing with him a wealth of industry and financial knowledge from his background as Chief Financial Officer for numerous pharmaceutical firms," said Harvey Lalach, President of ANAVEX. "His expertise in the realm of business and finance structures in biotech and specialty pharma companies augments the skills of our already accomplished Board. We believe that David will add tremendous value as we continue to advance the company, generate new drug candidates with our SIGMACEPTOR(TM) Discovery Platform and rapidly advance towards Phase 1 clinical trials with our lead drug treatments for Alzheimer's disease, epilepsy and colorectal cancer."

Mr. Tousley has over 25 years of senior-level experience in biotech, specialty pharmaceuticals and full-phase pharmaceutical companies. He has held the position of President, COO and CFO at companies including airPharma, PediaMed Pharmaceuticals, AVAX Technologies, and Pasteur, Merieux, Connaught, (known today as Sanofi-Pasteur). During his career, Mr. Tousley has led all aspects of operations, including pharmaceutical development, in both the private and public company environment. His accomplishments include the raising over $90 million in debt and equity financings and he has led key business development activities, including joint ventures, partnerships, acquisitions and divestitures in the U.S., Europe and Australia. Mr. Tousley currently serves as a director of ImmunoGenetix Therapeutics, a biotech company that is developing advanced DNA immunotherapies for HIV infection. He holds an MBA in accounting from Rutgers Graduate School of Business and a B.A. in English from Rutgers College, both in New Jersey. Mr. Tousley belongs to the New Jersey Society of Certified Public Accountants and the American Institute of Certified Public Accountants.

About Anavex Life Sciences Corp.

Anavex Life Sciences Corp. (www.anavex.com) is an emerging biopharmaceutical company engaged in the discovery and development of novel drug targets for the treatment of cancer and neurological diseases. The company's proprietary SIGMACEPTOR(TM) Discovery Platform involves the rational drug design of compounds that fulfill specific criteria based on unmet market needs and new scientific advances. Selected drug candidates demonstrate high, non-exclusive affinity for sigma receptors, which are involved in the modulation of multiple cellular biochemical signaling pathways.

ANAVEX's SIGMACEPTOR(TM)-N program involves the development of novel and original drug candidates, targeting neurological and neurodegenerative diseases (including Alzheimer's disease, epilepsy, depression). The company's lead drug candidates exhibit high affinity for sigma receptors and synergy with other receptors and ion channels with strong evidence for anti-amnesic, neuroprotective, anti-apoptotic, anti-oxidative, anti-inflammatory, anti-convulsive, anti-depressant and anxiolytic properties.

ANAVEX SIGMACEPTOR(TM)-C program involves the development of novel and original drug candidates targeting cancer. The company's lead drug candidates exhibit high affinity for sigma receptors and synergy with ion channels with strong evidence for selective pro-apoptotic, anti-metastatic and low toxicity properties in various types of solid cancers such as colon, prostate, breast and melanoma.

Forward-Looking Statements

Statements in this press release that are not strictly historical in nature are forward-looking statements. These statements are only predictions based on current information and expectations and involve a number of risks and uncertainties. Actual events or results may differ materially from those projected in any of such statements due to various factors, including the risks and uncertainties inherent in drug discovery and development, which include, without limitation, the potential failure of development candidates to advance through preclinical studies or demonstrate safety and efficacy in clinical testing and the ability to file an IND or commence clinical studies. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. This caution is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All forward-looking statements are qualified in their entirety by this cautionary statement and Anavex Life Sciences Corp. undertakes no obligation to revise or update this press release to reflect events or circumstances after the date hereof.

CONTACT: Anavex Life Sciences Corp., Research & Business Development, Email: info@anavex.com; Shareholder & Media Relations, Toll-free: 1-866-505-2895, Outside North America: (416) 489-0092, Email: ir@anavex.com, www.anavex.com

Source: Anavex Life Sciences Corp.